                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 29, 1999



                                CRAIG CORPORATION
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             (Exact name of registrant as specified in its charter)

             Nevada                   1-6123                  95-1620188
         ----------------      --------------------      -------------------
 (State or other jurisdiction      (Commission            (I.R.S. Employer
       of incorporation)           File Number)          Identification No.)

550 South Hope Street, Suite 1825
Los Angeles, CA                                                 90071
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (213) 239-0555

                                    N/A
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            (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

     On December 29, 1999, Craig Corporation, a Nevada corporation (the "Company"), and its parent corporation, Craig Corporation, a Delaware corporation ("Craig-Delaware"), completed a merger (the "Merger") of Craig-Delaware with and into the Company, with the Company being the surviving corporation with a domicile in Nevada.

     In accordance with the Agreement and Plan of Merger between the companies, the Company succeeded to all of the assets and liabilities of its former parent. In addition, upon the Merger, each share of capital stock of Craig-Delaware was converted into one share of the corresponding class of capital stock of the Company. The Craig-Delaware stockholders are not required to exchange their existing stock certificates for stock certificates of the Company.

     Pursuant to Regulation 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Common Stock and Class A Common Preference Stock of the Company are deemed to be registered pursuant to Section 12(b) of the Exchange Act. In addition, the Company has assumed all registration statements and reports filed by Craig-Delaware under the either the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CRAIG CORPORATION



Date: January 20, 2000                By: /s/ S Craig Tompkins
                                          -----------------------------------
                                          S Craig Tompkins
                                          President and Vice Chairman


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